Exhibit 99.1

For Further Information: Ted Moreau VP, Investor Relations 469.395.8175 tmoreau@photronics.com

Photronics Reports Full Year and Fourth Quarter Fiscal 2025 Results

BROOKFIELD, Conn. December 10, 2025 (GLOBE NEWSWIRE) — Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in photomask technologies and solutions, today reported financial results for its full year and fourth quarter of fiscal year 2025 ended October 31, 2025.

Commenting on the fourth-quarter performance, Chairman and CEO George Macricostas said, “Photronics delivered very good results in our fiscal fourth quarter achieving record high end revenue with particular strength in the United States. We continue to see positive forecasts from our customers in the U.S. validating our U.S. investment plans, while our Korea capability extension is also anticipated to help diversify our geographic revenue mix and increase our exposure to leading-edge chip designs in the future.”

Full Year Fiscal 2025 Results

•	Revenue was $849.3 million, down 2.0% year-over-year.
•	GAAP net income attributable to Photronics, Inc. shareholders was $136.4 million, or $2.28 per diluted share, compared with $130.7 million, or $2.05 per diluted share in 2024.
•	Favorable impact associated with the deferred tax valuation allowance reduction of $16.8 million.
•	Non-GAAP net income attributable to Photronics, Inc. shareholders was $120.6 million, or $2.01 per diluted share, compared with $127.6 million, or $2.05 per diluted share in 2024.
•	IC revenue was $615.1 million, down 4% year-over-year.
•	FPD revenue was $234.2 million, up 2% year-over-year.
•	Cash generated from operating activities was $247.8 million, and cash invested in organic growth through capital expenditures was $188.1 million.

Fourth Quarter Fiscal 2025 Results

•	Revenue was $215.8 million, down 3.1% year-over-year and up 2.6% sequentially.
•
GAAP Net income attributable to Photronics, Inc. shareholders was $61.8 million, or $1.07 per diluted share, compared with $33.9 million, or $0.54 per diluted share, in the fourth quarter of 2024 and $22.9 million, or $0.39 per diluted share, in the third quarter of 2025.

•	Favorable impact associated with the deferred tax valuation allowance reduction of $16.8 million.
•
Non-GAAP Net income attributable to Photronics, Inc. shareholders was $34.6 million, or $0.60 per diluted share, compared with $37.1 million, or $0.59 per diluted share in the fourth quarter of 2024 and $29.4 million, or $0.51 per diluted share, in the third quarter of 2025.

•	IC revenue was $157.4 million, down 4% year-over-year and up 7% sequentially.
•	FPD revenue was $58.3 million, down 1% from the same quarter last year and down 7% sequentially.
•	Cash, cash equivalents and short-term investments at the end of the quarter were $588.2 million, of which $422.3 million was associated with our Joint Ventures, of which we own 50.01%.
•	Cash generated from operating activities was $87.8 million, cash invested in organic growth through capital expenditures was $67.5 million.

First Quarter Fiscal 2026 Guidance

For the first quarter of fiscal 2026, Photronics expects Revenue to be between $217 million and $225 million and non-GAAP Net income attributable to Photronics, Inc. shareholders to be between $0.51 and $0.59 per diluted share.

Webcast

A webcast to discuss these results is scheduled for 8:30 a.m. Eastern time on December 10, 2025.  The call will be broadcast live and on-demand on the Events and Presentations link on the Photronics website. Analysts and investors who wish to participate in the Q&A portion of the call should click here. It is suggested that participants register fifteen minutes prior to the call’s scheduled start time.

About Photronics

Photronics is a leading worldwide manufacturer of integrated circuit (IC) and flat panel display (FPD) photomasks. High precision quartz plates that contain microscopic images of electronic circuits, photomasks are a key element in the IC and FPD manufacturing process. Founded in 1969, Photronics has been a trusted photomask supplier for over 56 years. The company operates 11 strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the company can be accessed at www.photronics.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” regarding our industry, our strategic position, and our financial and operating results.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially.  Please refer to Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2024 and other subsequent filings with the Securities and Exchange Commission. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

Non-GAAP Financial Measures

Non-GAAP Net Income attributable to Photronics, Inc. shareholders and non-GAAP diluted earnings per share attributable to Photronics, Inc. shareholders are “non-GAAP financial measures” as such term is defined by Regulation G of the Securities and Exchange Commission, and may differ from similarly named non-GAAP financial measures used by other companies. The attached financial supplement reconciles Photronics, Inc. financial results under GAAP to non-GAAP financial information. We believe these non-GAAP financial measures that exclude certain items are useful for analysts and investors to evaluate our on-going performance because they enable a more meaningful comparison of our projected performance with our historical results. These non-GAAP metrics are not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to Net income (loss), Net income (loss) per share, or any other measure of consolidated results under U.S. GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the condensed consolidated statement of income and must be considered in performing a comprehensive assessment of overall financial performance. Please refer to the non-GAAP reconciliations below.

Totals presented my not sum due to rounding.

PHOTRONICS, INC.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	October 31,	August 3,	October 31,	October 31,	October 31,
	2025	2025	2024	2025	2024

Revenue	$215,770	$210,394	$222,628	$849,294	$866,946

Cost of goods sold	140,236	139,539	140,326	549,464	551,000

Gross Profit	75,534	70,855	82,302	299,830	315,946
Gross margin %	35.0%	33.7%	37.0%	35.3%	36.4%

Operating Expenses:

Selling, general and administrative	20,001	18,423	21,008	75,625	77,760

Research and development	3,185	4,271	5,285	15,804	16,576

Total Operating Expenses	23,186	22,694	26,293	91,429	94,336

Other operating expense	(241)	-	(182)	(240)	(92)

Operating Income	52,107	48,161	55,827	208,161	221,518
Operating Margin	24.1%	22.9%	25.1%	24.5%	25.6%

Other income (loss), net	23,855	(9,428)	(1,034)	13,623	25,897

Income Before Income Tax Provision	75,962	38,733	54,793	221,784	247,415

Income tax (benefit) provision	(2,659)	9,594	14,568	31,550	63,567

Net Income	78,621	29,139	40,225	190,234	183,848

Net income attributable to noncontrolling interests	16,820	6,248	6,356	53,829	53,160

Net income attributable to Photronics, Inc. shareholders	$61,801	$22,891	$33,869	$136,405	$130,688

Earnings per share attributed to Photronics, Inc. shareholders:

Basic	$1.07	$0.40	$0.55	$2.29	$2.12

Diluted	$1.07	$0.39	$0.54	$2.28	$2.09

Weighted-average number of common shares outstanding:

Basic	57,600	57,937	61,863	59,606	61,726

Diluted	57,977	58,068	62,456	59,920	62,391

PHOTRONICS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	October 31,	October 31,
	2025	2024
Assets

Current assets:
Cash and cash equivalents	$492,256	$598,485
Short-term investments	95,909	42,184
Accounts receivable	195,921	200,830
Inventories	61,767	56,527
Other current assets	44,199	33,036

Total current assets	890,052	931,062

Property, plant and equipment, net	854,436	745,257
Other assets	60,046	35,740

Total assets	$1,804,534	$1,712,059

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$11	$17,972
Accounts payable and accrued liabilities	165,862	165,839

Total current liabilities	165,873	183,811

Long-term debt	13	25
Other liabilities	41,341	47,464

Equity:
Photronics, Inc. shareholders’ equity	1,173,589	1,120,864
Noncontrolling interests	423,718	359,895
Total equity	1,597,307	1,480,759

Total liabilities and equity	$1,804,534	$1,712,059

PHOTRONICS,  INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Year Ended
	October 31,	October 31,
	2025	2024

Cash flows from operating activities:
Net income	$190,234	$183,848
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,605	82,805
Share-based compensation	13,388	13,890
Changes in operating assets, liabilities and other	(33,429)	(19,099)

Net cash provided by operating activities	247,798	261,444

Cash flows from investing activities:
Purchases of property, plant and equipment	(188,137)	(130,942)
Purchases of short-term investments	(129,649)	(100,558)
Proceeds from maturities of short-term investments	76,823	72,836
Government incentives	2,158	2,229
Other	(94)	(30)

Net cash used in investing activities	(238,899)	(156,465)

Cash flows from financing activities:
Repayments of debt	(17,972)	(6,621)
Common stock repurchases	(97,422)	-
Proceeds from share-based arrangements	2,231	1,916
Net settlements of restricted stock awards	(2,094)	(3,025)

Net cash used in financing activities	(115,257)	(7,730)

Effects of exchange rate changes on cash, cash equivalents, and restricted cash	228	2,127

Net (decrease) increase in cash, cash equivalents, and restricted cash	(106,130)	99,376
Cash, cash equivalents, and restricted cash, beginning of period	601,243	501,867

Cash, cash equivalents, and restricted cash, end of period	$495,113	$601,243

PHOTRONICS, INC.
Reconciliation of U.S. GAAP net income and diluted earnings per share attributable to Photronics, Inc. shareholders to non-GAAP net income and diluted earnings per share attributable to Photronics, Inc. shareholders
(in thousands, except per share amounts)
(Unaudited)

	Three Months ended			Year Ended
	October 31,	August 3,	October 31,	October 31,	October 31,
	2025	2025	2024	2025	2024

U.S. GAAP net income attributable to Photronics, Inc. shareholders	$61,801	$22,891	$33,869	$136,405	$130,688
FX (gain) loss	(18,615)	14,258	7,758	8,310	(2,168)
Estimated tax effects of FX (gain) loss	4,781	(3,663)	(1,936)	(2,066)	477
Estimated noncontrolling interest effects of above	3,341	(4,130)	(2,637)	(5,342)	(1,407)

Reversal of deferred tax valuation allowance	(16,751)	-	-	(16,751)	-

Non-GAAP net income attributable to Photronics, Inc. shareholders	$34,557	$29,356	$37,054	$120,486	$127,590

Weighted-average number of common shares outstanding - Diluted	57,977	58,068	62,456	59,920	62,391

U.S. GAAP diluted earnings per share attributable to Photronics, Inc. shareholders	$1.07	$0.39	$0.54	$2.28	$2.09
Effects of non-GAAP adjustments above	(0.47)	0.12	0.05	(0.27)	(0.04)
Non-GAAP diluted earnings per share attributable to Photronics, Inc. shareholders	$0.60	$0.51	$0.59	$2.01	$2.05